Moody National REIT I, Inc. POS AM

EXHIBIT 21

Subsidiaries

Moody National Operating Partnership I, L.P. (Delaware)
Moody National Perimeter REIT JV Member, LLC (Delaware)
Moody National RI Perimeter JV, LLC (Delaware)
Moody National RI Perimeter Holding, LLC (Delaware)
Moody National RI Perimeter MT., Inc. (Delaware)
Moody National RI Perimeter Master Tenant, LLC (Delaware)
MNHP Note Holder, LLC (Delaware)
Moody National Wood-Hou Holding, LLC (Delaware)
Moody National Wood-Hou MT, Inc. (Delaware)
Moody National Wood-Hou MT, LLC (Delaware)
Moody National HP G-Town Holding, LLC (Delaware)
Moody National HP G-Town MT, Inc. (Delaware)
Moody National HP G-Town MT, LLC (Delaware)
Moody National HP N-Charles Holding, LLC (Delaware)
Moody National HP N-Charles MT, Inc. (Delaware)
Moody National HP N-Charles MT, LLC (Delaware)
Moody National Austin-GOVR Holding, LLC (Delaware)
MN Austin-GOVR MT, Inc. (Delaware)
Moody National Austin-GOVR MT, LLC (Delaware)
Moody National 2020-Grapevine Holding, LLC (Delaware)
MN 2020-Grapevine MT, Inc. (Delaware)
Moody National RI Grapevine MT, LLC (Delaware)
Moody National Cedar-Newark Holding, LLC (Delaware)
MN Cedar-Newark MT, Inc. (Delaware)
Moody National TPS Newark MT, LLC (Delaware)
MN Lyndhurst Venture, LLC
Moody National 1 Polito Lyndhurst Holding, LLC (Delaware)
MN 1 Polito Lyndhurst MT, Inc. (Delaware)
Moody National CY Lyndhurst MT, LLC (Delaware)
Moody National Research-Austin Holding, LLC (Delaware)
MN Research-Austin MT, Inc. (Delaware)
Moody National Research-Austin MT, LLC (Delaware)
Moody National Lancaster-Frazer Holding, LLC
MN Lancaster-Frazer MT, Inc.
Moody National Lancaster-Frazer MT, LLC
Moody National Broadway-Nashville Holding, LLC
MN Broadway-Nashville MT, Inc.
Moody National Broadway-Nashville MT, LLC